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                                                                    EXHIBIT 23.4


                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the inclusion in this registration statement on Form S-3 of our report, which includes an explanatory paragraph which relates to the Company's ability to continue as a going concern, dated May 13, 1997, except for Notes 5 and 15 as to which the date is June 3, 1997, on our audits of the financial statements of Eyesys Technologies, Inc. as of December 31, 1996 and 1995 and for each of the three years in the period ended December 31, 1996.



                                                    /s/ COOPERS & LYBRAND L.L.P.
                                                    Coopers & Lybrand L.L.P.

Houston, Texas
July 22, 1997